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As filed with the United States Securities and Exchange Commission on March 4, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
Registration Statement
Under
the Securities Act of 1933

CIMAREX ENERGY CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-0466694 (I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700
Denver, Colorado 80203
(303) 295-3995
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

G. Mark Burford
Vice President and Chief Financial Officer
Cimarex Energy Co.
1700 Lincoln Street, Suite 3700
Denver, Colorado 80203
(303) 295-3995
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Christine B. LaFollette Christopher E. Centrich Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713) 220-5800	Francis B. Barron Senior Vice President—General Counsel Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, Colorado 80203 (303) 295-3995

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer: ☒	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Debt Securities

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Rights

Depositary Shares

Warrants

Stock Purchase Contracts

Total

(1)
Such indeterminate number or amount of debt securities, common stock, preferred stock, rights, depositary shares, warrants and stock purchase contracts is being registered as may from time to time be sold at indeterminate prices. This Registration Statement also includes such indeterminate amount of debt securities, common stock and preferred stock as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder.

(2)
Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Cimarex Energy Co.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
RIGHTS
DEPOSITARY SHARES
WARRANTS
STOCK PURCHASE CONTRACTS

        We or selling securityholders may from time to time offer to sell debt securities, common stock, preferred stock, rights, depositary shares, warrants or stock purchase contracts. Each time we or selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "XEC."

        Investing in our securities involves a high degree of risk. See the "Risk Factors" section of our filings with the Securities and Exchange Commission (the "SEC") and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is March 4, 2019.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since that date.

i

GLOSSARY OF OIL AND GAS TERMS

        In this prospectus (including the information incorporated by reference in this prospectus), the following terms have the meanings specified below.

        Bbl/d—Barrels (of oil or natural gas liquids) per day

        Bbls—Barrels (of oil or natural gas liquids)

        Bcf—Billion cubic feet

        Bcfe—Billion cubic feet equivalent

        Btu—British thermal unit

        GAAP—Generally accepted accounting principles in the U.S.

        MBbls—Thousand barrels

        Mcf—Thousand cubic feet (of natural gas)

        Mcfe—Thousand cubic feet equivalent

        MMBbl/MMBbls—Million barrels

        MMBtu—Million British thermal units

        MMcf—Million cubic feet

        MMcf/d—Million cubic feet per day

        MMcfe—Million cubic feet equivalent

        MMcfe/d—Million cubic feet equivalent per day

        Net Acres—Gross acreage multiplied by working interest percentage

        Net Production—Gross production multiplied by net revenue interest

        NGL or NGLs—Natural gas liquids

        PUD—Proved undeveloped

        Tcf—Trillion cubic feet

        Tcfe—Trillion cubic feet equivalent

        Energy equivalent is determined using the ratio of one barrel of crude oil, condensate or NGL to six Mcf of natural gas.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We or selling securityholders identified in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time.

        The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:

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  debt securities;

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  shares of common stock;

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  shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts;

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  rights to purchase shares of common stock or preferred stock;

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  securities warrants to purchase debt securities, common stock, preferred stock or depositary shares; and

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  stock purchase contracts.

        Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we or the selling securityholders will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

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  the type and amount of securities that we or the selling securityholders propose to sell;

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  the names and addresses of the selling securityholders, if any, the type and amount of our securities that they own, and a description of any material relationships between the selling securityholders and us;

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  the initial public offering price of the securities;

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  the names of any underwriters or agents through or to which we or the selling securityholders will sell the securities;

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  any compensation of those underwriters or agents; and

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  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        Throughout this prospectus, including the information incorporated by reference herein, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that Cimarex plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. Forward-looking statements include statements with respect to, among other things:

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  fluctuations in the price we receive for our oil, gas, and NGL production, including local market price differentials;

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  operating costs and other expenses;

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  timing and amount of future production of oil, gas, and NGLs;

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  reductions in the quantity of oil, gas, and NGLs sold and prices received due to decreased industrywide demand and/or curtailments in production from specific properties or areas due to mechanical, transportation, marketing, weather, or other problems;

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  estimates of proved reserves, exploitation potential, or exploration prospect size;

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  our ability to integrate acquired assets or businesses into our existing operations, including the recent acquisition of Resolute Energy Corporation;

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  our hedging activities and viability of hedge counterparties;

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  the effectiveness of our internal control over financial reporting;

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  cash flow and anticipated liquidity;

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  amount, nature, and timing of capital expenditures;

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  availability of financing and access to capital markets;

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  administrative, legislative, and regulatory changes;

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  operating and capital expenditures that are either significantly higher or lower than anticipated because the actual cost of identified projects varied from original estimates and/or from the number of exploration and development opportunities being greater or fewer than currently anticipated;

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  exploration and development opportunities that we pursue may not result in economic, productive oil and gas properties;

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  drilling of wells;

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  increased financing costs due to a significant increase in interest rates;

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  proving up undeveloped acreage; and

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  full cost ceiling test impairments to the carrying values of our oil and gas properties.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development,

production and sale of oil, gas and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved oil, natural gas and NGL reserves and in projecting future rates of production, production type curves, well spacing, timing of development expenditures and other risks described under "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein.

        Reserve engineering is a subjective process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by our engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the timing of future production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil, natural gas and NGLs that are ultimately recovered.

        Should one or more of the risks or uncertainties described above or elsewhere in this prospectus, including the information incorporated by reference herein, cause our underlying assumptions to be incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, express or implied, included in this prospectus, including the information incorporated by reference herein, and attributable to Cimarex are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Cimarex or persons acting on its behalf may issue. Cimarex does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus, except as required by law.

THE COMPANY

        We are an independent oil and gas exploration and production company. Our operations are located mainly in Oklahoma, Texas, and New Mexico. Currently our operations are focused in two main areas: the Permian Basin and the Mid-Continent. Our Permian Basin region encompasses west Texas and southeast New Mexico located in the western half of the Permian Basin known as the Delaware Basin. Our Mid-Continent region consists of Oklahoma and the Texas Panhandle with activity focused in the Woodford shale and the Meramec horizon, both in Oklahoma.

        Our corporate headquarters are located at 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203 and our main telephone number at that location is (303) 295-3995. Cimarex is a Delaware corporation. Our main operating offices are in Tulsa, Oklahoma and Midland, Texas.

        Our website address is www.cimarex.com. There you will find our news releases, annual reports, proxy statements, 10-Ks, 10-Qs, 8-Ks, insider (Section 16) filings and all other SEC filings. We have also posted to our website our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation and Governance Committee Charter and Nominating Committee Charter. Copies of these documents are also available in print upon a written or telephone request to our Corporate Secretary. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Throughout this prospectus, unless otherwise indicated, we use the terms "Cimarex," "Company," "we," "our," and "us" to refer to Cimarex Energy Co. and its subsidiaries.

 RISK FACTORS

        Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on February 20, 2019 which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

        Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness of Cimarex, which we refer to as "debt securities." We may issue debt securities in one or more series under the indenture (the "Indenture"), dated April 10, 2017, between us and U.S. Bank National Association, as trustee (the "Trustee"). A copy of the Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Indenture. For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Cimarex Energy Co. and not to its subsidiaries.

        The provisions of the Indenture will generally be applicable to all of the debt securities. Selected provisions of the Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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  the title of the debt securities;

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  the extent, if any, to which the debt securities are subordinated in right of payment to other indebtedness of Cimarex;

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  any limit on the aggregate principal amount of the debt securities;

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  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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  the date or dates on which the principal of the debt securities will be payable;

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  the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

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  the dates on which interest will be payable and the regular record dates for interest payment dates;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

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  the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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  the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

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  any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

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  whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

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  the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of Cimarex or any other person;

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  the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default;

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  the applicability to the debt securities of the provisions described in "—Defeasance" below; and

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  any other terms applicable to that series in accordance with the Indenture, which could be different from those described in this prospectus.

        We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an "original issue discount security") may be described in an applicable prospectus supplement.

        If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

        Unless otherwise indicated in an applicable prospectus supplement:

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  the debt securities will be issued only in fully registered form (without coupons) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof; and

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  payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities

        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global (i.e., book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to "holders" in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

        Each global debt security will be deposited with, or on behalf of, the Depository Trust Company ("DTC"), as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.

        Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

        We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

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  DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

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  we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Investors may hold interests in the debt securities outside the U.S. through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

        Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Certain covenants

Maintenance of office or agency

        We will be required to maintain an office or agency in the City of New York, or, if different, in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Paying agents, etc.

        If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of (or premium, if any) or interest on any debt securities that remain unclaimed for two years after the principal (or premium, if any) or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.

Corporate existence

        We will be required to preserve and keep in full force and effect our corporate existence, charter rights, statutory rights, licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the Company shall determine that such preservation is no longer desirable in the conduct of the business of the Company.

Compliance certificate

        The Company will be required to file annually with the Trustee a certificate signed by one of its officers, stating whether or not the officer knows of any default by the Company in compliance with any provision of the Indenture.

Merger and consolidation

        The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its assets on a consolidated basis to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the debt securities of any series and the Indenture;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

  (3)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture.

        The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the debt securities of any series.

Events of default

        The following are Events of Default under the Indenture with respect to debt securities of any series:

  (1)
  default in any payment of interest on any debt security of that series when due and the continuance of such default for a period of 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any debt security of that series when due at its stated maturity or by declaration of acceleration, call for redemption or otherwise;

  (3)
  failure to make any sinking fund payment when and as due by the terms of any debt security of that series and the continuance of such default for a period of 60 days;

  (4)
  failure by the Company to perform or comply with any other covenant (other than a covenant or a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has been expressly included in the Indenture solely for the benefit of a series of debt securities other than that series) for a period of 90 days after written notice thereof has been given to us as provided in the Indenture;

  (5)
  specified events of bankruptcy, insolvency, or reorganization involving the Company or certain of our subsidiaries; and

  (6)
  any other Event of Default provided with respect to debt securities of that series.

        Pursuant to the Trust Indenture Act, the trustee is required to give to the holders of the debt securities of that series notice of all defaults known to it within 90 days of the occurrence thereof, except that other than in the case of a default of the character contemplated in clause (1), (2), or

(3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

        If an Event of Default described in clause (5) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See "—Amendments and waivers" below.

        Subject to the duty of the Trustee to act with the requisite standard of care during an Event of Default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the debt securities of any series unless:

  (1)
  such holder has previously given the Trustee notice of a continuing Event of Default with respect to the debt securities of that series;

  (2)
  holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the Trustee to pursue the remedy in respect of such Event of Default;

  (3)
  such holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such request within such 60 day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.

Subordination

        The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.

Amendments and waivers

        Subject to certain exceptions, the Indenture and the debt securities of any series may be amended or supplemented with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding or, if the waiver of compliance with provisions affects the debt securities of more than one series of debt securities, by the holders of a majority in principal amount of all series affected by the waiver, with the debt securities of all the affected series voting together as one class for this purpose (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding or, if the waiver of compliance with provisions affects the debt securities of more than one series of debt securities, by the holders of a majority in principal amount of all series affected by the waiver, with the debt securities of all the affected series voting together as one class for this purpose (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). In addition, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or any series for certain purposes as set forth in the Indenture.

        However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:

  (1)
  reduce the percentage in principal amount of debt securities of such series whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest on any such debt security;

  (3)
  reduce the principal of or extend the Stated Maturity of any such debt security;

  (4)
  reduce the premium payable upon the redemption or repurchase of any such debt security or change the time at which any such debt security may be redeemed or repurchased pursuant to the Indenture or any supplemental indenture;

  (5)
  change the place or currency of payment of principal of, or premium, if any, or interest on any such debt security;

  (6)
  impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder's debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's debt securities; or

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions for such securities.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a tender of such holder's debt securities will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Defeasance

        The Company at any time may terminate all its obligations under the debt securities of any series and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series.

        The Company may at any time terminate its obligations to comply with certain covenants described above under "—Certain covenants" and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and we may omit to comply with such covenants without creating an Event of Default ("covenant defeasance"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        The applicable prospectus supplement will describe our ability to be released from any of our covenant obligations under the Indenture with respect to any series of debt securities.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

        If the Company fails to comply with its remaining obligations under the Indenture with respect to the debt securities of any series following a covenant defeasance and such debt securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default; however, the Company will remain liable in respect of such payments.

Payments

        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

No individual liability of incorporators, stockholders, officers or directors

        The Indenture provides that no incorporator and no past, present or future stockholder, officer or director of the Company or any successor company, in their capacity as such, shall have any individual liability for any of our obligations under the debt securities or the Indenture.

Governing law

        The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the trustee

        The Indenture provides that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The Indenture contains specified limitations on the right of the Trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the Indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee's rights as our creditor will not be limited if the creditor relationship arises from, among other things:

  •
  the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

  •
  specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the Indenture;

  •
  disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

  •
  indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

  •
  the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

        The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions of Cimarex's capital stock and provisions of its amended and restated certificate of incorporation, including the certificate of designations for our 8 1/8% Series A Cumulative Perpetual Convertible Preferred Stock issued pursuant thereto, and amended and restated bylaws are summaries and are qualified by reference to the complete text of the amended and restated certificate of incorporation and amended and restated bylaws. For information on how to obtain copies of the amended and restated certificate of incorporation, the certificate of designations, and amended and restated bylaws, see "Where You Can Find More Information."

Authorized capital stock

        Cimarex's authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of March 1, 2019, Cimarex had 101,409,358 shares of common stock and 62,500 shares of preferred stock outstanding.

Common stock

        Dividends may be paid on the Cimarex common stock out of assets or funds legally available for dividends, when and if declared by Cimarex's board of directors, subject to any preferential rights of preferred stock, if preferred stock of Cimarex is then outstanding. If Cimarex is liquidated, dissolved or wound up, the holders of shares of Cimarex common stock will be entitled to receive the assets and funds of Cimarex available for distribution after payments to creditors and to the holders of any preferred stock, in proportion to the number of shares held by them.

        Each share of Cimarex common stock entitles the holder of record to one vote at all meetings of stockholders and the votes are non-cumulative. The Cimarex common stock has no redemption, conversion or subscription rights and does not entitle the holder to any preemptive rights. The outstanding shares of Cimarex common stock are duly authorized, validly issued, fully paid and nonassessable.

        Cimarex's common stock is listed on the NYSE under the symbol "XEC."

Preferred stock

        Cimarex's board of directors has the authority, without further stockholder approval, to create series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series.

  Existing Preferred Stock

        On February 28, 2019, we filed a certificate of designations (the "certificate of designations") with the secretary of state of the State of Delaware to establish the preferences, limitations and relative rights of our 8 1/8% Series A Cumulative Perpetual Convertible Preferred Stock, liquidation preference of $1,000 per share, par value $0.01 per share (the "Series A preferred stock"). On March 1, 2019, Cimarex issued 62,500 shares of Series A preferred stock in connection with the closing of Cimarex's acquisition (the "Merger") of Resolute Energy Corporation ("Resolute") pursuant to the Agreement and Plan of Merger between Cimarex, certain of Cimarex's subsidiaries and Resolute, dated as of November 18, 2018, to the holders of Resolute 8 1/8% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share (the "Resolute preferred stock") outstanding on the effective date of such Merger immediately prior to the effective time thereof. The terms and provisions described below relate to such Series A preferred stock. The description of the terms of the Series A preferred stock, including such restrictions, set forth below is qualified in its entirety by reference to the certificate of designations, a copy of which was filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K on March 1, 2019.

        Dividends.    Subject to the rights of holders of any class or series of our capital stock ranking senior to the Series A preferred stock with respect to dividends, holders of shares of Series A preferred stock are entitled to receive, when, as and if declared by the board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative cash dividends at the rate per annum of 8 1/8% per share on the liquidation preference of $1,000.00 per share of Series A preferred stock (equivalent to $81.25 per annum per share), payable in cash.

        No dividend will be declared or paid upon, or any sum of cash set apart for the payment of dividends upon, any outstanding share of the Series A preferred stock with respect to any dividend period unless all accumulated dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum in cash has been set apart for the payment of such dividends upon, all outstanding shares of Series A preferred stock.

        So long as any shares of Series A preferred stock remain outstanding, no dividends or other distributions (other than (i) in the case of parity stock, a dividend or distribution payable solely in shares of parity stock or junior stock, (ii) in the case of junior stock, a dividend or distribution payable solely in shares of junior stock, and (iii) cash in lieu of fractional shares) may be declared, made or paid upon, or set apart for payment upon, any parity stock or junior stock, nor may any parity stock or junior stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any parity stock or junior stock) by Cimarex or on Cimarex's behalf or by any of Cimarex's subsidiaries, unless all accumulated and unpaid dividends for all preceding dividend periods have been or contemporaneously are declared and paid in full in cash, or a sum sufficient of cash for the payment thereof is set apart for such dividends upon, the new Cimarex preferred stock and any parity stock for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition. The foregoing limitation shall not apply to:

  •
  conversions into or exchanges for (i) in the case of parity stock, shares of parity stock or junior stock or cash solely in lieu of fractional shares of parity stock or junior stock and (ii) in the case of junior stock, shares of junior stock or cash solely in lieu of fractional shares of junior stock;

  •
  payments in connection with the satisfaction of employees' tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority);

  •
  purchases, redemptions or other acquisitions of parity stock or junior stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business;

  •
  any dividends or distributions of rights in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan; or

  •
  the deemed purchase or acquisition of fractional interests in shares of parity stock or junior stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

        Notwithstanding the foregoing, if full dividends have not been paid on the new Cimarex preferred stock and any parity stock, dividends may be declared and paid on the new Cimarex preferred stock and such parity stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the new Cimarex preferred stock and such parity stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share (whether or not declared) on the shares of the new Cimarex preferred stock and such parity stock bear to each other, in proportion to their respective liquidation preferences.

        Liquidation.    In the event of Cimarex's voluntary or involuntary liquidation, winding-up or dissolution, each holder of Series A preferred stock is entitled to receive and to be paid out of Cimarex's assets legally available for distribution to Cimarex's stockholders, after satisfaction of liabilities to Cimarex's creditors and holders of shares of senior stock and before any payment or distribution is made to holders of junior stock (including Cimarex's common stock), a liquidation preference in the amount of $1,000.00 per share of Series A preferred stock, plus an amount equal to accumulated and unpaid dividends on the shares, whether or not declared, to, but not including, the date fixed for liquidation, winding-up or dissolution.

        Voting rights.    The holders of the Series A preferred stock do not have voting rights other than those described below, except as specifically required by Delaware corporate law or by Cimarex's amended and restated certificate of incorporation from time to time. If dividends on the Series A preferred stock or dividends on any other series of preferred stock or preference securities that ranks equally with the Series A preferred stock as to payment of dividends and with similar voting rights are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series A preferred stock, voting as a single class with any other series of preferred stock or preference securities having similar voting rights that are exercisable, will be entitled at Cimarex's next regular or special meeting of stockholders to elect two additional directors to the Cimarex board. Upon the election of any such additional directors, the number of directors that comprise the Board shall be increased by such number of additional directors. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the Series A preferred stock has been paid in full.

        So long as any shares of the Series A preferred stock remain outstanding, Cimarex will not, without the affirmative vote or consent of the holders of at least a majority in voting power of the shares of the Series A preferred stock outstanding at the time, voting together as a single class with all series of parity stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting: (i) amend or alter the provisions of Cimarex's amended and restated certificate of incorporation or the certificate of designations so as to authorize or create, or increase the authorized or issued amount of, any class or series of senior stock or reclassify any of Cimarex's authorized capital stock into shares of senior stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of senior stock; (ii) amend, alter or repeal the provisions of Cimarex's amended and restated certificate of incorporation or the certificate of designations so as to adversely affect any right, preference, privilege or voting power of the Series A preferred stock; or (iii) consummate a binding share exchange or reclassification involving the shares of Series A preferred stock or a merger or consolidation of Cimarex with another entity, unless in each case: (x) shares of Series A preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which Cimarex is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (y) such shares of Series A preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A preferred stock immediately prior to such consummation, taken as a whole.

        Conversion rights and mandatory conversion.    Holders of Series A preferred stock may convert each share of Series A preferred stock at any time into a package of "Conversion Consideration" comprised of (a) 8.0421 shares of Cimarex's common stock and (b) $471.3975, as adjusted from time to time pursuant to the certificate of designations.

        At any time on or after October 15, 2021, Cimarex may, at its option, give notice of Cimarex's election to cause all, and not part, of the outstanding shares of the Series A preferred stock to be automatically converted, if the closing sale price of Cimarex's common stock as adjusted to add thereto the Cash Consideration Factor (as defined below) equals or exceeds 150% of the then-effective conversion price (initially $124.35) for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days, including the last trading day of such 30 trading day period, ending on, and including, the trading day immediately preceding the business day on which Cimarex issues a press release announcing the mandatory conversion of the Series A preferred stock, in which case each holder will receive, for each share of Series A preferred stock being converted, the cash and shares of Cimarex's common stock then comprising the "Conversion Consideration". The "Cash Consideration Factor" at any time is the quotient of (x) $471.3975 and (y) the then-effective conversion rate. We may be required to adjust the conversion rate in connection with certain events, as set forth in the certificate of designations.

        If a holder elects to convert its shares of Series A preferred stock prior to the close of business on March 29, 2019, such holder will receive 1.2292 additional shares as the initial make-whole premium in respect of the "fundamental change" (as defined in the certificate of designations for the Resolute preferred stock) constituting the Merger. In addition, if a "fundamental change" (as defined in the certificate of designations) occurs, Cimarex may be required to increase the conversion rate for a holder that elects to convert its shares of Series A preferred stock in connection with the fundamental change based on the stock price and the effective date of the fundamental change (subject to our right to pay cash in lieu of delivering shares of our common stock upon conversion). The Series A preferred stock will not be subject to redemption by us and no "sinking fund" is provided for the Series A preferred stock.

Anti-takeover effects of certain provisions of Delaware law, our amended and restated certificate of incorporation and amended and restated bylaws

        The amended and restated certificate of incorporation and amended and restated bylaws of Cimarex provide for a classified board of directors with staggered terms, provide that the authorized number of directors may be changed only by resolution of the board of directors, allow the board of directors to fill vacancies and newly created directorships resulting from an increase in the authorized number of directors by an affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, provide for the ability of stockholders to remove directors only for cause and by the affirmative vote of a majority of the votes cast, restrict the ability of stockholders to take action by written consent, prevent stockholders from calling a special meeting of the stockholders and provide that certain provisions of the amended and restated certificate of incorporation and amended and restated bylaws may be amended only with the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote at an election of directors and that the amended and restated bylaws may be amended by the affirmative vote of a majority of the board of directors.

        The amended and restated bylaws of Cimarex provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice to the corporate secretary must be delivered to or mailed and received at the principal executive offices of Cimarex no later than the 90th day or earlier than the 120th day before the anniversary date of the preceding year's annual meeting. If, however, no meeting was held in the prior year or the date of the annual meeting has been changed by more than 30 days from the date contemplated in the notice of annual meeting, notice by the stockholder in order to be timely must be received no later than the 10th day following the earlier of the day on which notice of the date of the annual meeting was mailed or publicly disclosed. In the case of a special meeting of stockholders for the purpose of electing directors, notice to the corporate secretary must be delivered to or mailed and received at the principal executive offices of Cimarex no later than the 10th day following the earlier of the day on which notice of the date of the annual meeting was mailed or publicly disclosed. The amended and restated bylaws of Cimarex also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

        The amended and restated certificate of incorporation of Cimarex provides that authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Cimarex by means of a proxy contest, tender offer, merger or otherwise.

        In addition, the Delaware General Corporation Law (the "DGCL"), which applies to Cimarex as a corporation organized in the State of Delaware, imposes restrictions on business combinations with interested parties. Section 203 of the DGCL, an anti-takeover law, prevents Delaware corporations under certain circumstances from engaging in a "business combination" with an "interested stockholder" (generally, a holder of 15% or more of the outstanding voting stock of the corporation). A "business combination" includes a merger or sale of 10% or more of a company's assets. However, the above provisions of Section 203 do not apply if (1) the board of directors approves the transaction; (2) after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," that stockholder owned at least 85% of the company's voting stock outstanding at the time the transaction commenced, excluding shares owned by officers and directors and certain employee benefit plans; or (3) on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder." These provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control of Cimarex, even if the change in control might be beneficial to Cimarex stockholders.

Transfer agent and registrar

        The transfer agent and registrar for our common stock and preferred stock is Continental Stock Transfer & Trust Company.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the title of the rights and the aggregate number outstanding;

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;

  •
  the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

        A prospectus supplement relating to the particular issue of warrants will contain the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

  •
  the designation and number of depositary shares purchasable upon the exercise of warrants to purchase other securities and the price at which such number of depositary shares may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  U.S. federal income tax consequences applicable to such warrants;

  •
  the amount of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Each warrant will entitle the holder thereof to purchase such securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase securities, holders of such warrants will not have any of the rights of holders of such securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock or other securities offered hereby at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The purchase contracts may be convertible into or exercisable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

        An accompanying prospectus supplement will describe the terms of the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

  •
  through agents;

  •
  to or through underwriters;

  •
  through broker-dealers (acting as agent or principal);

  •
  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business for which they receive compensation.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The specific terms of any lock-up provisions in respect of any given offering of securities will be described in the applicable prospectus supplement.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Francis B. Barron, our Senior Vice President—General Counsel, or by Akin Gump Strauss Hauer & Feld LLP, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Cimarex Energy Co. and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        DeGolyer and MacNaughton, an independent petroleum engineering firm, reviewed our proved reserve estimates for properties that comprised at least 80% of the discounted future net cash flows before income taxes, using a 10% discount rate, attributable to the total interests owned by Cimarex as of December 31, 2018, 2017, and 2016. Estimated quantities of Cimarex's oil and gas reserves and the net present value of such reserves have been included and incorporated by reference in this prospectus supplement in reliance on the authority of said firm as experts in petroleum engineering.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available online through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC's website (http://www.sec.gov). Our SEC filings are also available through the NYSE, on which our common stock is listed, at 11 Wall Street, New York, New York, 10005. Our internet address is http://www.cimarex.com. The information on our website is not incorporated into this prospectus.

 INCORPORATION BY REFERENCE

        We have filed a registration statement with the SEC on Form S-3. This prospectus is a part of the registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" other documents filed with the SEC, which means that we can disclose important information to you by referring you to other documents. The information that is incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. The documents listed below and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus until the termination of this offering, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

  •
  Annual report on Form 10-K for the fiscal year ended December 31, 2018; and

  •
  Current reports on Form 8-K filed on February 7, 2019 and March 1, 2019 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

        As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

        You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

  Francis B. Barron
  Corporate Secretary
  Cimarex Energy Co.
  1700 Lincoln Street, Suite 3700
  Denver, Colorado 80203
  Tel.: (303) 295-3995

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other expenses of issuance and distribution

        The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities covered by this registration statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by Cimarex Energy Co. (the "Registrant").

Securities and Exchange Commission filing fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Trustee, transfer agent and registrar fees and expenses		**
Engineering fees		**
Miscellaneous		**

Total	$	**

*
Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

**
Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of directors and officers

        The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

        A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Section 102(b)(7) of the DGCL permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under

Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

        Article V of the Registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating directors' liability pursuant to Section 102(b)(7) and providing that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be further eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Article VIII of the Registrant's Amended and Restated Bylaws generally provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of the Registrant or is or was a director, officer or employee of the Registrant or a direct or indirect wholly owned subsidiary of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any such subsidiary or another company, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the DGCL, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant (and with respect to a criminal action, had no reason to believe his conduct was unlawful); except that with respect to actions brought by or in the right of the Registrant, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable to the Registrant, unless and only to the extent that the applicable court determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Article VIII provides that the Registrant may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Registrant of an undertaking, by or on behalf of such director, officer, employee or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VIII.

        Both the DGCL and Article VIII of the Registrant's Amended and Restated Bylaws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights to which those seeking indemnification may be entitled.

        Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. Under insurance policies maintained by the Registrant, the Registrant is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity and each such director and officer is insured against certain losses that he or she may incur by reason of his or her being a director or officer and for which he or she is not indemnified by the Registrant.

Item 16.    Exhibits

        The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
2.1	Agreement and Plan of Merger, dated as of November 18, 2018, by and among Cimarex Energy Co., CR Sub 1 Inc., CR Sub 2 LLC and Resolute Energy Corporation (incorporated herein by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K (Commission File No. 001-31446) filed on November 20, 2018).†
4.1	Amended and Restated Certificate of Incorporation of Cimarex Energy Co., dated as of June 7, 2005 (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K (File No. 001-31446) filed on June 8, 2005).
4.2	Amended and Restated Bylaws of Cimarex Energy Co., dated as of November 11, 2015 (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K (File No. 001-31446) filed on November 12, 2015).
4.3	Specimen Certificate of Cimarex Energy Co. common stock (filed as Exhibit 4.3 to Registrant's Form S-3 (file no. 333-183939) on September 17, 2012 and incorporated herein by reference).
4.4	Certificate of Designations of 8 1/8% Series A Cumulative Perpetual Convertible Preferred Stock of Cimarex Energy Co. (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K (File No. 001-31446) filed on March 1, 2019).
4.5	Form of Certificate of Designations.*
4.6	Form of Preferred Stock Certificate.*
4.7	Form of Rights Agreement, including the form of Rights Certificate.*
4.8	Indenture, dated as of April 10, 2017, between Cimarex Energy Co. and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Registrant's Current Report on Form 8-K (File No. 001-31446) filed on April 10, 2017).
4.9	Form of Debt Security.*
4.10	Form of Deposit Agreement.*
4.11	Form of Depositary Receipt Certificate.*
4.12	Form of Warrant Agreement.*
4.13	Form of Warrant Certificate.*
4.14	Form of Stock Purchase Contract Agreement.*
5.1	Opinion of Francis B. Barron, Senior Vice President—General Counsel of Cimarex Energy Co., regarding the legality of the securities being registered.**
23.1	Consent of KPMG LLP.**
23.2	Consent of DeGolyer and MacNaughton.**
23.3	Consent of Francis B. Barron, Senior Vice President—General Counsel of Cimarex Energy Co. (included as part of Exhibit 5.1).**
23.4	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).**
24.1	Powers of Attorney for Cimarex Energy Co. (included on the signature page to this registration statement).**
25.1	Form T-1 Statement of Eligibility of Trustee.**

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.

†
Pursuant to Item 601(b)(2) of Regulation S-K, Cimarex agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger to the SEC upon request.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
In the case of an offering of securities to existing securityholders pursuant to warrants or rights where any securities not taken by securityholders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 4, 2019.

CIMAREX ENERGY CO.
By:	/s/ G. MARK BURFORD G. Mark Burford Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Thomas E. Jorden, Francis B. Barron and G. Mark Burford, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendments thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on March 4, 2019.

Signature	Capacity in which signed

/s/ THOMAS E. JORDEN Thomas E. Jorden	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ G. MARK BURFORD G. Mark Burford	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ TIMOTHY A. FICKER Timothy A. Ficker	Vice President, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)
/s/ HANS HELMERICH Hans Helmerich	Director

Signature	Capacity in which signed

/s/ DAVID A. HENTSCHEL David A. Hentschel	Director
/s/ JOSEPH R. ALIBI Joseph R. Albi	Director
/s/ HAROLD R. LOGAN, JR. Harold R. Logan, Jr.	Director
/s/ FLOYD R. PRICE Floyd R. Price	Director
/s/ MONROE W. ROBERTSON Monroe W. Robertson	Director
/s/ LISA A. STEWART Lisa A. Stewart	Director
/s/ MICHAEL J. SULLIVAN Michael J. Sullivan	Director
/s/ FRANCES M. VALLEJO Frances M. Vallejo	Director